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                                                                  Exhibit (d)(6)


                         FORM OF RAINMAKER SYSTEMS, INC.
                         NOTICE OF GRANT OF STOCK OPTION
                         -------------------------------

     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Rainmaker Systems, Inc. (the "Corporation"). Please note that if you are tendering any eligible options pursuant to the Option Exchange Program filed on Schedule TO with the Securities and Exchange Commission on November 30, 2001, that this Option will be a "Required Option", according to the definition of "Required Options" in the Schedule TO, i.e., "all options granted after May 30, 2001 with an exercise price less than the highest exercise price of other options tendered."

     Optionee has no further right or entitlement to purchase shares of Common Stock under the Cancelled Option.

     Optionee:
     --------   --------------------------------------------------------------

     Grant Date:
     ----------   ------------------------------------------------------------

     Vesting Commencement Date:
     -------------------------   ---------------------------------------------

     Exercise Price:  $                                              per share
     --------------     --------------------------------------------

     Number of Option Shares:                                           shares
     -----------------------   ----------------------------------------

     Expiration Date:
     ---------------   -------------------------------------------------------

     Type of Option:   ____ Incentive Stock Option

                       ____ Non-Statutory Stock Option

     Exercise Schedule: The Option shall become exercisable for twenty-five
     -----------------
     percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in a series of thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Rainmaker Systems, Inc. 1999 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges the receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.


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     Employment at Will. Nothing in this Notice or in the attached Stock Option
     ------------------
Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

     Definitions. All capitalized terms in this Notice shall have the meaning
     -----------
assigned to them in this Notice or in the attached Stock Option Agreement.

     THIS OPTION IS GRANTED IN FULL AND COMPLETE REPLACEMENT OF THE CANCELLED OPTION IDENTIFIED IN ATTACHED EXHIBIT C AND OPTIONEE HEREBY RECONFIRMS AND
                              ---------
AGREES THAT OPTIONEE HAS NO RIGHT OR ENTITLEMENT TO ACQUIRE ANY SHARES OF THE CORPORATION'S COMMON STOCK UNDER THE CANCELLED OPTION.

DATED:____________________

                             RAINMAKER SYSTEMS, INC.

                             By:
                                 -----------------------------------------------

                             Title:
                                     -------------------------------------------


                             ---------------------------------------------------
                                                    OPTIONEE

                             Address:
                                     -------------------------------------------

                             ---------------------------------------------------









ATTACHMENTS
-----------

Exhibit A - Stock Option Agreement
Exhibit B - Plan Summary and Prospectus
Exhibit C - Cancelled Option